TEJON RANCH

Protecting A California Treasure
Conservation and Land Use Plan


58
223
99
5
138
1
2
3
4
5
CONSERVED LANDS
APPROX. ACRES
Conservation Areas 240,000
DEVELOPED LANDS
Development Areas 27,500
National Cement 2,500
TOTAL 270,000
Proposed Pacific Crest Trail Realignment
Conservation Easements To Be Purchased (All Acreages Approximate)
1 White Wolf 15,500
2 Old Headquarters 26,700
3 Tri-Centennial 7,200
4 Bi-Centennial 11,000
5 Michener Ranch 1,600
TOTAL 62,000
N
0 0.5 1 2 3 4 5
Miles